SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2008

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Director or Certain Officers; Election of Directors; Appointment of Certain                            Officers; Compensatory Arrangements of Certain Officers

     Effective as of September 16, 2008, William J. Ginivan and Robert J. Kiernan will no longer serve as executive officers of Friedman, Billings, Ramsey Group, Inc. (the “Company”) and will be solely dedicated to FBR Capital Markets Corporation (“FBR Capital Markets”), the Company’s controlled subsidiary. Mr. Ginivan will continue to serve as the Executive Vice President and General Counsel of FBR Capital Markets. Mr. Kiernan will continue to serve as the Senior Vice President, Controller and Chief Accounting Officer of FBR Capital Markets. FBR Capital Markets will assume full responsibility for the payment of Mr. Ginivan’s and Mr. Kiernan’s 2008 base salaries, which remain unchanged, and for all other future compensation payable to Messrs. Ginivan and Kiernan.

     As a result of these changes, Mr. Kiernan will no longer serve as the Company’s principal accounting officer. His responsibilities will be assumed by Kurt R. Harrington, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. On September 16, 2008, Mr. Harrington was appointed to serve as the Company’s Chief Accounting Officer.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Date: September 19, 2008	By:/s/ Eric F. Billings Eric F. Billings Chairman and Chief Executive Officer